     [LOGO]
                                                                      PROXY CARD
-----------------------------------------------------
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS ON NOVEMBER 2, 1999.
The undersigned hereby appoints Soloman D. Trujillo, Marilyn C. Nelson, Frank P. Popoff and Mark Roellig, and each of them, proxies with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all common shares of U S WEST of the undersigned on the reverse side of this proxy at the Special Meeting to be held at the Auditorium at Equitable Center, The Equitable Building, 787 7th Avenue, New York, New York, beginning at 9:00 A.M., on November 2, 1999, and at any adjournments or postponements thereof, upon all subjects that may properly come before the Special Meeting including the matters described in the Joint Proxy Statement/Prospectus furnished herewith. The undersigned hereby revokes any previous proxies with respect to matters covered by this proxy.

This proxy, when properly executed, will be voted in the manner marked herein by the undersigned shareholder. THE BOARD RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS. TO VOTE IN ACCORDANCE WITH THE BOARD'S RECOMMENDATIONS, JUST SIGN AND RETURN THIS PROXY; NO BOXES NEED TO BE CHECKED.

If you are a participant in the U S WEST Shareowner Investment Plan, your proxy card will cover both the number of full shares in your plan account and shares registered in your name.

If you are a participant in the U S WEST Savings Plan/ESOP, your proxy card will also serve as a voting instruction card for the trustees of the plans with respect to the shares held in your accounts. The trustees will vote the shares held in the plans for which proxies are not received (as well as shares held in the suspense account of the plans) in the same proportion as the shares for which proxies are received.

YOUR VOTE IS IMPORTANT. FAILURE TO SIGN AND RETURN THIS PROXY, OR ATTEND THE SPECIAL MEETING AND VOTE BY BALLOT, WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER PROPOSAL.

        [LOGO]

To vote for a proposal, mark the "FOR" box relating to the proposal. To vote against a proposal, mark the "AGAINST" box relating to the proposal. To abstain from voting for a proposal, mark the "ABSTAIN" box relating to the proposal. To vote in accordance with the Board's recommendation, just sign and return this proxy. No boxes need to be checked.
--------------------------------------------------------------------------------
                        DIRECTORS RECOMMEND A VOTE "FOR"
--------------------------------------------------------------------------------

1.         Approval and adoption of the Agreement and Plan of Merger dated as of July 18, 1999, as amended, between U S
            WEST, Inc., a Delaware corporation, and Qwest Communications International Inc., a Delaware corporation, and the merger. The merger agreement is attached to the accompanying Joint Proxy Statement/Prospectus as Annex A.
2.         Approval of any proposal to adjourn or postpone the meeting.
3.         In the discretion of the proxies, to vote upon such other business as may properly come before meeting, including any adjournment or postponement thereof.

1.
            For / /   Against / /    Abstain / /
2.          For / /   Against / /    Abstain / /
3.
            For / /   Against / /    Abstain / /



                                             Date ________________________, 1999
                                             Sign here as name appears
                                             x _________________________________
                                             x _________________________________
                                             Please sign this proxy and return
                                             promptly whether or not you plan to
                                             attend the Special Meeting.

                                           WHEN SHARES ARE HELD BY JOINT
                                           TENANTS, BOTH SHOULD SIGN. WHEN
                                           SIGNING AS ATTORNEY, EXECUTOR,
                                           ADMINISTRATOR, TRUSTEE, GUARDIAN,
                                           CORPORATE OFFICER OR PARTNER, PLEASE
                                           GIVE FULL TITLE AS SUCH. IF A
                                           CORPORATION, PLEASE SIGN IN CORPORATE
                                           NAME BY PRESIDENT OR OTHER AUTHORIZED
                                           OFFICER. IF A PARTNERSHIP, PLEASE
                                           SIGN IN PARTNERSHIP NAME BY
                                           AUTHORIZED PERSON. THIS PROXY VOTES
                                           ALL SHARES HELD IN ALL CAPACITIES.

Mark here if you plan to attend the Special Meeting / /